                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


      Date of Report (Date of earliest event reported)    September 1, 1996


                            Commission File #0-18018



                              AEROVOX INCORPORATED
             (Exact name of registrant as specified in its charter)



               Delaware                                      76-0254329
(State or other jurisdiction of organization)  (I.R.S. Employer Incorporation or
                                                       Identification No.)



                             370 Faunce Corner Road
                           North Dartmouth, MA 02747
                    (Address of principal executive offices)


        Registrant's telephone number, including area code 508-995-8000


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ITEM  5. OTHER EVENTS

Effective September 1, 1996, Robert D. Elliott was elected Chief Executive Officer of the Company, succeeding Clifford H. Tuttle. Mr. Elliott retains the title of President of the Company, to which he was elected on March 4, 1996. Mr. Tuttle, who will retire from the Company at the end of the year, will continue to serve in the position of Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AEROVOX INCORPORATED



DATE      September 3, 1996         BY /s/ JEFFREY A. TEMPLER
     ---------------------------    ---------------------------------------
                                    Jeffrey A. Templer, Senior Vice President
                                    and Chief Financial Officer




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